Exhibit 15.2

[Letterhead of King & Wood PRC Lawyers]

May 16, 2008

Perfect World Co., Ltd.

8th Floor, Huakong Building

No. 1 Shangdi East Road

Haidian District

Beijing 100085

The People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the headings “Key Information — Risk Factors” and “Information on the Company” in Perfect World Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of May 2008.

Yours faithfully,

/s/ King & Wood PRC Lawyers
King & Wood PRC Lawyers